State of Nevada — Department of State

I, JOHN KOONTZ, Secretary of State of the State of Nevada, do hereby certify

that [illegible]

did on the [illegible] day of [illegible], 19[illegible] file in the office of the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further that said Articles contain all the statements of facts required by the law of said State of Nevada.

In Witness Whereof, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this [illegible] day of [illegible], A.D. 19[illegible]

Secretary of State

By ____________, Deputy

ARTICLES OF INCORPORATION

OF

[illegible] PETROLEUM COMPANY

FILED AT THE REQUEST OF

[illegible] M. GOLDWATER

RENO, NEVADA

April 8,1959
(DATE)

JOHN [illegible], SECRETARY OF STATE

By [illegible]
DEPUTY SECRETARY OF STATE

No. 197-1959

Filing Fee $ 100.00

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 197-52

AUG 1 9 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

[redacted]

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: C.E.C. INDUSTRIES CORP.

2. The articles have been amended as follows (provide article numbers, if available):
The name of this entity is hereby amended to read as follows:
Advantage Capital Development Corp.

The number of authorized shares of the corporation is increased from 500,000,000 shares with a par value of $.001 to 5,100,000,000 with a par value of $.001. 5,000,000,000 shares shall be designated as common stock. 100,000,000 shares shall be designated as preferred stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%*

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

ARTICLES OF INCORPORATION

OF

JUSTHEIM PETROLEUM COMPANY

We, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and hereby certify:

I.

The name of this corporation shall be

JUSTHEIM PETROLEUM COMPANY

II.

The principal office and place of business of this corporation in Nevada, shall be located at the First National Bank, Main Office Building, in the City of Reno, County of Washoe, State of Nevada, and the general place of business outside of Nevada shall be Salt Lake City, Utah, or such other places as the Board of Directors may determine. Stockholders and directors meetings may be held at Salt Lake City, Utah, or such other places as the By-Laws may fix.

III.

The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on by this corporation are:

(1) To locate, buy, purchase, lease or manage, control, construct, acquire, explore, develop, erect, work and operate, either as owner or under lease, or lease and option to purchase, sell and dispose of oil leases, oil royalties, producing royalties, landowners royalties, working interests, net profit interests, oil, gas, salt and water wells and minerals, petroleum, gas, salt and water properties, mines and mining properties, real estate and building properties, both public and private, refineries, mills, factories, lumber, tanning and milling properties, farms and farming and ranching properties, grist mills, sawmills, pulpmills,

Robert L. Gardner
Attorney at Law
[illegible]
Salt Lake City, Utah

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

[redacted]

FILED #____________

AUG 0 9 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

ABOVE SPACE IS FOR OFFICE USE ONLY

General Instructions for this form:

1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. The *physical Nevada* address of the resident agent must be set forth; PMB's are not acceptable.
4. Ensure that document is signed in signature fields.
5. Include the filing fee of $60.00.

C.E.C. Industries Corp. — C197-1952

Name of Entity — **File Number**

The change below is effective upon the filing of this document with the Secretary of State.

Reason for change: check one [X] Change of Resident Agent [ ] Change of Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent: Globalwide Investment Company, LLC

Street No.: 136 Harbor Way

City, State, Zip Hnedexson, NV 89014

The resident agent and/or location of the registered office is changed to:

Resident Agent: CSC Services of Nevada, Inc.

Street No.: 502 East John Street

City, State, Zip: Carson City, NV 89706

Optional Mailing Address: ____________

NOTE: For an entity to file this certificate, the signature of one officer is required.

X [signature] President

Signature/Title

Certificate of Acceptance of Appointment by Resident Agent:

I hereby accept the appointment as Resident Agent for the above-named business entity.

CSC Services of Nevada, Inc.

X By: [signature] 8-6-04

Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State RA Change 2004
Revised on: 11/03/03

RECEIPT - C 34388 FD
EXPEDITE - C 071376

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

SEP 30 1994
197-52
CHERYL A. LAU SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
C.E.C. INDUSTRIES CORP.

We the undersigned President and Secretary of C.E.C. INDUSTRIES CORP. do hereby certify:

That the Board of Directors of said Corporation, at a meeting duly convened, held on the 10th day of November, 1993, adopted a resolution to amend the original Articles as follows:

Article IV is hereby deleted in its entirety and the following inserted in lieu thereof:

IV.

The Corporation shall have two classes of stock with the total amount of authorized capital stock of the corporation being $2.6 million consisting of 50,000,000 shares of common stock having a par value of $.05 and 100,000,000 shares of preferred stock having a par value of $.001.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,366,281; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each

class of stock outstanding and entitled to vote thereon.

This Certificate of Amendment of Articles of Incorporation of C.E.C. INDUSTRIES CORP. is executed this 26th day of September, 1994.

RONALD J. ROBINSON, President

RONALD G. STOECKLEIN, Secretary

STATE OF NEVADA)
) ss:
COUNTY OF CLARK)

On this 26th day of September, 1994, personally appeared before me, a Notary Public, RONALD J. ROBINSON, who is the President of C.E.C. INDUSTRIES CORP. and who acknowledged to me that he executed the foregoing Amendment on behalf of the Corporation.

NOTARY PUBLIC

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
DEBRA K. AMIGONE
My Appointment Expires NOV. 3, 1997

STATE OF NEVADA)
) ss:
COUNTY OF CLARK)

On this 26th day of September, 1994, personally appeared before me, a Notary Public, RONALD G. STOECKLEIN, who is the Secretary of C.E.C. INDUSTRIES CORP. and who acknowledged to me that he executed the foregoing Amendment of behalf of the Corporation.

NOTARY PUBLIC

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
DEBRA K. AMIGONE
My Appointment Expires NOV. 3, 1997

RECEIVED
SEP 30 1994
... of State

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
SEP 30 1994
CHERYL A. LAU SECRETARY OF STATE

THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION

1. Name of Corporation: C.E.C. INDUSTRIES CORP.

2. Date of adoption of Amended and Restated Articles: 11/10/94

3. If the articles were amended, please indicate what changes have been made:
   (a) Was there a name change? Yes___ No X . If yes, what is the new name? ______
   (b) Did you change the resident agent? Yes___ No X . If yes, please indicate the new resident agent and address ______ Please attach the resident agent acceptance certificate.
   (c) Did you change the purposes? Yes___ No X . Did you add Banking? ___, Gaming? ___, Insurance? ___, None of these? ___
   (d) Did you change the capital stock? Yes X No___. If yes, what is the new capital stock? $2.6 million
   (e) Did you change the directors? Yes___ No X . If yes, indicate the change: ______
   (f) Did you add the directors liability provision? Yes___ No X
   (g) Did you change the period of existence? Yes___ No X . If yes, what is the new existence? ______
   (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles? ______

Name and Title of Officer
RONALD J. ROBINSON, PRESIDENT
AUGUST 18, 1994
Date

RECEIVED
SEP 30 1994
Secretary of State

State of NEVADA)
) ss.
County of CLARK)

On August 18, 1994 personally appeared before me, a Notary acknowledged that he/she executed the above document.

(notary stamp or seal)

Notary Public

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
DEBRA K. AMIGONE
My Appointment Expires NOV. 8, 1997

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C197-52

NOV 26 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
CEC Industries, Corp

2. The articles have been amended as follows (provide article numbers, if available):
The number of shares authorized is amended from 50,000,000 to 500,000,000.
The par value is amended from .05 to .001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: yes

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

tan bark mills, turpentine refineries, pipe lines, storage tanks, power plants, transmission lines, drilling equipment, logging roads, stockyards, slaughter houses, smelters and machinery; to buy, lease, own, control, operate, sell and dispose of any patent rights for the refining of petroleum products and any other substance, and for the improvement of oil drilling tools, rigs, or machinery, for the reduction or smelting of ores, for the mining of ore, for the manufacture, erection of buildings, for the milling, sawing, cutting of lumber and allied products; to construct, erect, work, operate or sell or dispose of refineries or other works for the refining and distilling and distribution of petroleum, oil, gas and other hydrocarbon substances, or mixtures thereof, smelters or reduction works, or factories, shops, yards or other works for carrying on a general contractor and building business; to buy, handle, mill, refine, erect, cut, raise, service, store, produce and dispose of gas, water or petroleum products or other minerals, ores and concencrates, buildings and building materials, lumber and lumbering materials; and to do a general drilling, refining and distributing, mining, milling and smelting, servicing, selling, erecting, altering, repairing, building and constructing, lumbering, tanning, milling, ranching and farming business, including handling and dealing in oil, gas or water wells, mines, real estate, timber, lumber, buildings, farms, ranches, livestock, petroleum and mining and building and lumber and farming products, and for these purposes, the corporation may buy, lay, lease, encumber and dispose of real estate, timber lands, buildings, building materials, livestock, pipe lines, tubing, storage tanks, power, machinery and improvements; construct, erect, own, control, manufacture, operate, encumber and dispose of water, water power, buildings or building materials, lumber, timber, animal by-products, steam, or other plants, including the construction, ownership or sale of pipe lines,

tramways, logging, steam, electric, telegraph and telephone or other roads and means of transportation and communication. To carry on in connection with any or all of said purposes the business of buying and selling, sales and service of goods, wares and merchandise. To engage in a general oil or mineral brokerage business by buying, selling or otherwise trading in mineral lands or the products or by-products of mineral lands. To locate mining claims, placer or lode, in the United States or any foreign country and to maintain said locations and secure United States patents for mining claims, pursuant to the mining laws of the United States or any foreign country. To carry on such other business pertaining to oil, gas, salt, sulphur or other minerals that may be found desirable or such as is engaged in by a corporation of this kind.

(2) To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured or in payment for property purchased, or acquired, or for any other lawful objects.

(3) To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of this state, or any other state or government, and, while owner of such stock, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

(4) To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus or other property or funds: provided, that the corporation

Robert L. [illegible]
Attorney at Law
[illegible] Walker Bank Building
Salt Lake City, Utah

shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation, except as is provided by the Statutes of Nevada; and provided further, that shares of its own capital stock belonging to the corporation shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of any stockholders' quorum or vote.

(5) To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, or any foreign countries.

(6) To do everything necessary and proper for the accomplishment of the objects enumerated in its Certificates or Articles of Incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the Certificate or Articles of Incorporation of this corporation, or any amendment thereof. Nothing in these Articles of Incorporation shall be deemed to empower the corporation to engage in banking business, trust company business or building and loan association business.

(7) And in general, do and perform such acts and things and transact such business not inconsistent with law in any part of the world, as the Board of Directors may deem for the advantage of the corporation.

IV.

The amount of the total authorized capital stock of this corporation shall be Four Hundred Thousand ($400,000.00) Dollars, divided into Eight Million (8,000,000) shares of the par value of

ROBERT L. CRANMER
ATTORNEY AT LAW
56 WALKER BANK BUILDING
SALT LAKE CITY, UTAH

five (5¢) cents each.

V.

This corporation is to have perpetual existence.

VI.

The members of the governing board of this corporation shall be styled Directors and the number thereof shall be five (5) as follows:

NAME	ADDRESS
Clarence Irving Justheim	2030 Westminster Ave., Salt Lake City, Utah
John Darrell Nicodemus	1437 E. 3115 S., Salt Lake City, Utah
Louis H. Thorup	115 Edith Avenue, Salt Lake City, Utah
Hugh J. Hintze	140 University Avenue, Salt Lake City, Utah
Franklin Riter	839 East South Temple, Salt Lake City, Utah

VII.

The capital stock of this corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

VIII.

This corporation through its Board of Directors shall have power to appoint such officers and agents as the affairs of the corporation shall require and to allow them and the Directors suitable compensation and make by-laws not inconsistent with the Constitution or laws of the United States, or the State of Nevada, for the management, regulation and government of its affairs and property and transfer of its stock, the transaction of its business and the calling and holding of meetings of its stockholders.

IX.

The business of this corporation shall be managed by the Board of Directors, all of whom shall be of full age, and a stockholder in this corporation, and at least one of them shall be a citizen of the United States, with the full powers, subject to limitations of the provisions of the Statutes of the State of Nevada.

ROBERT L. CRANMER
ATTORNEY AT LAW
SALT LAKE CITY, UTAH

X.

The Directors may make, adopt, alter and amend by-laws, provided that if the stockholders shall make or adopt any by-laws, the Directors cannot change such by-laws, but such can be changed only by the stockholders.

The Board of Directors may by resolution designate one or more of their number to constitute an Executive Committee, who to the extent provided in such resolution, or in the by-laws of the corporation, shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; the Board shall have power to fill all vacancies occurring in the Board.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 27th day of March, A. D., 1952.

[signature]
Address Salt Lake City, Utah

[signature]
Address Salt Lake City, Utah

[signature]
Address Salt Lake City, Utah

[signature]
Address Salt Lake City, Utah

[signature]
Address Salt Lake City, Utah

Signed in presence of:
[signature]

ROBERT L. CRANMER
ATTORNEY AT LAW
WALKER BANK BUILDING
SALT LAKE CITY, UTAH

STATE OF UTAH)
: SS.
COUNTY OF SALT LAKE)

On this 27 day of March, A.D., 1952, personally appeared before me, a notary public, in and for Salt Lake County, State of Utah Clarence Irving Justheim, John Russell [illegible], Louis H. [illegible], Hugh G. [illegible] and Franklin [illegible], known to me to be the persons described in and who executed the foregoing instrument, who acknowledged to me that they executed the same, freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and seal this 27 day of March, 1952.

My commission Expires:
June 6, 1954

[signature]
Notary Public

ROBERT L. BRANNAN
ATTORNEY AT LAW
[illegible] WALKER BANK BUILDING
SALT LAKE CITY, UTAH

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

JUSTHEIM PETROLEUM COMPANY,

FILED AT THE REQUEST OF

GOLDWATER AND HILL,

RENO, NEVADA

Sept. 21, 1964
(DATE)

[illegible]

BY [illegible]

NO. 197-52

Filing Fee $ 20.00

304

CERTIFICATE OF AMENDMENT
of the
ARTICLES OF INCORPORATION
of the
JUSTHEIM PETROLEUM COMPANY, A NEVADA CORPORATION

We, Clarence I. Justheim, President, and J. Ray Jensen, Secretary of the Justheim Petroleum Company, in compliance with the provisions of the Nevada General Corporation Law of 1925, as amended, Section 1606, do certify as to the following:

I.

That the Board of Directors of the Justheim Petroleum Company at its regular meeting held on the 4th day of May, 1954, at which a quorum of the Board of Directors was present did unanimously adopt the following resolution proposing an amendment to the Corporation's Articles of Incorporation.

"WHEREAS, the laws of the State of Nevada under which this Corporation is organized, provide that all stockholders of this Corporation shall have the right to purchase their pro-rata share of new stock issued for cash, unless otherwise provided in the Certificates of Articles of Incorporation, and

WHEREAS, the Articles of Incorporation of this Corporation do not provide for the exclusion of said rights to purchase shares on the part of the stockholders of their pro-rata share of new stock issued for cash, and it is believed to be in the best interests of this Corporation and the stockholders thereof that the Articles of Incorporation should be amended by adopting a new section to its Articles of Incorporation to be known as 'Section XI', providing for the abolition of preemptive rights or stockholder's rights to purchase the pro-rata share of new stock sold for cash or otherwise,

NOW, THEREFORE, BE IT RESOLVED that at the next annual meeting of the stockholders to be held on the 1st day of June, 195[illegible], [illegible]:00 o'clock

p.m. at 318 Phillips Petroleum Building, in the City of Salt Lake, County of Salt Lake, State of Utah, that all of the stockholders of the Corporation entitled to vote shall be properly noticed and that said notice shall set out the proposed amendment to the original Certificate or Articles of Incorporation which will be known as 'Section XI' as follows:

> 'No stockholder of this Corporation shall have any preemptive rights to purchase any new stock offered by this Corporation, and new stock may be offered for sale by the Board of Directors, for cash or otherwise, without first making an offer to the stockholders.' "

II.

That notice of the annual meeting of the stockholders of the Justheim Petroleum Company was duly and regularly given to all stockholders of the Corporation , then entitled to vote, at their addresses as it appeared upon the records of the Corporation, by United States Mail, postage prepaid, signed by the President, Clarence I. Justheim. Said notice was given not less then ten (10) days nor more than sixty (60) days before said meeting. A copy of said notice is attached hereto and made a part hereof, calling said meeting for the 1st day of June, 1954, at 3:00 o'clock p.m., to be held at 318 Phillips Petroleum Building in the City of Salt Lake, County of Salt Lake, State of Utah, and setting out the proposed amendment as required by the laws of the State of Nevada, and the Articles and By-Laws of this Corporation.

III.

That said annual meeting was duly and regularly held as declared in the notice of annual meeting sent to all stockholders on the 1st day of June, 1954, at 3:00 o'clock p.m. at 318 Phillips Petroleum Building, in the City of Salt Lake, County of Salt Lake, State of Utah, at which time a vote of the stockholders entitled to vote in person or by proxy was taken for and against the proposed amendment, to be known as "Section XI". The total number of shares then outstanding and entitled to vote on the 1st day of June, 1954, was 4,460,070, of which 2,726,133 shares were

present in person or by proxy. The vote was as follows:

In Favor of the Amendment - 2,726,133

Against the Amendment - NONE

IV.

That the amendment to the Articles of Incorporation of the Justheim Petroleum Company consists of a new section to be added to its presently constituted Certificate or Articles of Incorporation, and is known as "Section XI" as follows:

SECTION XI.

No stockholder of this Corporation shall have any pre-emptive rights to purchase any new stock offered by this Corporation, and new stock may be offered for sale by the Board of Directors, for cash or otherwise, without first making an offer to the stockholders.

IN WITNESS WHEREOF, we have hereunto signed our names this 4th day of August, 1954, and affixed the Corporation Seal of the Justheim Petroleum Company.

Clarence I. Justheim
President

J. Ray Jensen
Secretary

STATE OF UTAH)
: SS.
COUNTY OF SALT)

On the 6th day of August, 1954, personally appeared before me Clarence I. Justheim and J. Ray Jensen, President and Secretary respectfully, of the Justheim Petroleum Company, the signers of the above instrument who duly acknowledged to me that they executed the same.

Notary Public, Residing in
Salt Lake City, Utah

My Commission Expires:

February 10, 1958.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 25 1985

No. 197-52

FILING FEE: $50.00
BY: VAN COTT, BAGLEY,
CORNWALL & MCCARTHY
SUITE #1600
50 SOUTH MAIN STREET
SALT LAKE CITY, UTAH
84144

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

JUSTHEIM PETROLEUM COMPANY

Pursuant to the provisions of Section 78.390 of the Nevada General Corporation Law, the undersigned, Raymond A. Ebert and Frank J. Allen, hereby certify:

FIRST: That they are the President and Secretary, respectively, of Justheim Petroleum Company.

SECOND: That by unanimous consent resolutions dated as of October 11, 1985 the Board of Directors of the Company duly approved and adopted the following amendment to Articles VI and IX of the Articles of Incorporation of the Company:

VI

The members of the governing board of this corporation shall be styled Directors and the number of directors which shall constitute the Board of Directors of the corporation shall be set forth in the Bylaws, which number shall not be less than three (3). The number of directors constituting the initial board of directors of the corporation shall be five (5) as follows:

Name	Address
Clarence Irving Justheim	2030 Westminster Avenue Salt Lake City, Utah
John Darrell Nicodemus	1437 E. 3115 South Salt Lake City, Utah
Louis H. Thorup	115 Edith Avenue Salt Lake City, Utah
Hugh J. Hintze	140 University Avenue Salt Lake City, Utah
Franklin Riter	839 East South Temple Salt Lake City, Utah

* * * *

IX

The business of the corporation shall be managed by the Board of Directors, all of whom shall be of full age, and at least one of whom shall be a citizen of the United States. The Board of Directors may exercise all the powers of the corporation, subject only to such limitations as may be provided by statute or by these Articles of Incorporation or an amendment thereof.

THIRD: That the shareholders of the Company approved and adopted the same amendment at the Annual Meeting of Shareholders held in Salt Lake City, Utah on October 31, 1985.

FOURTH: That the number of shares entitled to vote on the amendment was 4,308,751.

FIFTH: That the number of shares approving and adopting the amendment was 2,163,799 shares or 50.22%.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on November 1, 1985.

Raymond A. Ebert
Raymond A. Ebert, President
Justheim Petroleum Company

Frank J. Allen
Frank J. Allen, Secretary
Justheim Petroleum Company

STATE OF UTAH)
: ss.
COUNTY OF SALT LAKE)

On the 8 day of November, 1985, personally appeared before me RAYMOND A. EBERT and FRANK J. ALLEN, who, being by me duly sworn, did say that they are the President and Secretary, respectively, of Justheim Petroleum Company, that the foregoing instrument was signed on behalf of said Corporation by resolution of its Board of Directors, and that the statements contained therein are true.

Notary Public
Residing at: S. L. Utah

My Commission Expires:

1-5-88

58045
103085